SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


 Date of report (date of earliest event reported) OCTOBER 27, 1999


                              MARKER INTERNATIONAL
                              --------------------

               (Exact Name of Registrant as Specified in Charter)


UTAH                                 0-24556          87-037275
-------------------------------      -----------      ------------------
(State or Other Jurisdiction of      (Commission     (IRS Employer
 Incorporation)                      File Number)    Identification No.)


 1070 WEST 2300 SOUTH, SALT LAKE CITY, UTAH         84119
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(Address of Principal Executive Offices)         (Zip Code)

Registrant's telephone number,
including area code:             (801) 972-2100
                                  --------------

                        N/A
------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)


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Item 3.  BANKRUPTCY OR RECEIVERSHIP; CONFIRMATION OF PLAN OF REORGANIZATION.
         ------------------------------------------------------------------

         (1) and (2)   IDENTITY OF COURT AND DATE OF ORDER.
                       ------------------------------------

          On August 19, 1999, Marker International ("Marker") and certain of its wholly-owned subsidiaries, DNR USA, Inc. and DNR North America, Inc. (the "Subsidiaries" and together with Marker, the "Company") filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") (Case Nos. 99-2880 through 99-2882 (MFW) (Jointly Administered)).

          On September 22, 1999, th Company filed its First Amended Joint Chapter 11 Plan of Reorganization (the "Plan"), which was confirmed by the Bankruptcy Court pursuant to an order dated October 27, 1999 (the "Confirmation Order"). The Confirmation Order is filed herewith as Exhibit 2.1. Descriptions of the Plan herein are qualified in their entirety by reference to the Plan, which is filed herewith as Exhibit 2.2. Capitalized terms used, but not defined, herein shall have the same meaning as in the Agreement (as defined below), the Plan and the Confirmation Order.

         (3)     SUMMARY OF THE PLAN.
                 -------------------

         The following are the material features of the Plan:

          a. The Plan is premised upon the consummation of the transactions contemplated by the Agreement (as defined below) and several primary settlements among Marker, Marker International GmbH ("Newco") and Marker's major creditors. The Asset Purchase Agreement (as amended, the "Agreement"), dated as of July 30, 1999, by and between Marker, as seller, and Newco, as buyer, was filed as
Exhibit 2.1 to the Form 8-K filed by Marker on August 6, 1999, and was amended by the Amendment to the Agreement, dated as of September 20, 1999, filed herewith as Exhibit 10.1. Pursuant to the Agreement, on the Effective Date, Newco will purchase Markers's assets as described in Section 2.1(a) of the Agreement (which includes all of Marker's interests in its subsidiaries) and assume the liabilities (the "Assumed Liabilities") set forth in Section 2.2(b) of the Agreement. Upon consummation of such transactions, Marker will receive a 15% Equity Interest in Newco. Newco will not be responsible or liable for any claim, liability or obligation owing to Marker that does not constitute an "Assumed Liability." The Agreement, as amended, and the Plan were approved specifically by the Confirmation Order.

          b. The Plan provides, INTER ALIA, that (i) Allowed Administrative Claims (other than Allowed Professional Claims), Allowed Priority Claims, Allowed Small General Unsecured Claims Against Marker and Allowed General Unsecured Claims Against the Subsidiaries will be paid in full in Cash by Newco,
(ii) Allowed Priority Tax Claims will be paid by Newco pursuant to the Tax Note,
(iii) the Allowed First Security Bank Claim will be paid in full in Cash by Newco, (iv) the property subject to the First Mortgage which constitutes Marker's corporate headquarters will be transferred to Marker USA and the obligations under the First Mortgage will be jointly and severally paid by Newco, Marker USA and Marker Ltd. in accordance with the terms thereof, (v) the Hypo Vereinsbank (New York) Claim will be waived and the outstanding indebtedness of Marker under the Hypo Vereinsbank Claim will be forgiven, (vi) the Allowed Series A Bond Claims will be satisfied by Newco's issuance of the Isomura Note, (vii) the German Banks Guarantee Claims will be released, (viii) M&T Bank's Allowed Foreign Exchange Contract Claims will be satisfied by Newco's issuance, jointly and severally with Marker Japan Co. Ltd., of the M&T Bank Note and certain Cash payments to M&T Bank, (ix) KeyBank's Allowed Foreign Exchange Contract Claims will be satisfied by Newco's issuance, jointly and severally with Marker Japan Co. Ltd., of the KeyBank Note and certain Cash payments to KeyBank, (x) the holder of the Piero Claims will receive, from Newco, the Piero Cash Payment in full settlement and release of the Allowed Piero Claims and (xi) Insured Product Liability Claims (including deductible amounts) will be assumed by Newco and paid by the insurer or Newco, as applicable. With respect to holders of Equity Interests (as such term is defined in the Plan) in Marker, the holder of the Preferred Stock Interests will receive, as and when due, the Tauber Payment Obligations and holders of Common Stock Interests will retain their Equity Interests under the Plan and will receive no other distributions under the Plan. Holders of Common Stock Interests may receive Cash if CT exercises its option to purchase, at any time after the second anniversary of the Effective Date, Marker's 15% Equity Interest in Newco at the then fair market value. In the event CT exercises its purchase option, the net Cash proceeds from such acquisition which would be distributed to the holders of Marker Common Stock would be subject to offset and adjustment as described in
Section VI.G of the Plan. Alternatively, if the option is not exercised prior to Marker's liquidation, holders of Common Stock will receive an Equity Interest in Newco equal to each Equity Interest holder's pro rata share of Marker's 15% interest in Newco. DNR North America Inc. and DNR USA, Inc. will be dissolved as of the Effective Date of the Plan and the Equity Interests in DNR North America Inc. and DNR USA, Inc. will be canceled.

          c. Newco is organized as a GmbH under the laws of Switzerland. Newco will have the partnership power and authority to issue the Newco
Equity Securities. The governance of Newco will be carried out in accordance with Newco's Articles of Association, the Operating Agreement and the applicable laws of Switzerland.

          d. Pursuant to the Plan, Marker will change its name to MKR Holdings ("MKR") and will remain incorporated in Utah. Pursuant to the Confirmation Order, Marker is authorized to amend its articles of incorporation and by-laws to satisfy the provisions of the Agreement (including the name change), the Plan and the Confirmation Order (including the prohibition against the issuance of non-voting securities) on or before the Effective Date, without further authorization and approval from Marker's stockholders, board of directors or order from the Bankruptcy Court.

          e. The following subsidiaries of Marker survive bankruptcy and upon consummation of the transactions contemplated by the Agreement will become wholly-owned subsidiaries of Newco: Marker Ltd., Marker USA, Marker Deutschland GmbH, Marker Japan Co. Ltd., Marker Austria GmbH and DNR Japan Co. Ltd. In addition, Marker Canada, Ltd. will become a wholly- owned subsidiary of Newco.

          f. The following subsidiaries of Marker will be dissolved pursuant to the Plan: DNR North America Inc. and DNR USA, Inc.

          g. Kevin Hardy, Henry E. Tauber and Louis M. Alpern will be the three initial directors of MKR. Mr. Hardy will also serve as MKR's President and Secretary.

         (4)     CAPITALIZATION.

          Prior to the filing of the Plan, there were 11,140,577 shares of common stock and 1,000,000 shares of Series B preferred stock of Marker issued and outstanding. On the Effective Date, the authorized capital stock of Marker will consist only of common stock, with 25,000,000 shares authorized, $0.01 par value, and approximately 11,120,577 shares outstanding. There are no shares of stock reserved for future issuance in respect of claims and interests filed and allowed under the Plan.

         (5)     ASSETS AND LIABILITIES.

          As of September 30, 1999, the latest date that such information is available, the Company had assets totaling $3,257,069 and liabilities totaling $58,503,741. This financial information is more current than the information which was provided to the Bankruptcy Court on the date of the Confirmation Order, but does not reflect the consummation of the transactions contemplated by the Plan.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      FINANCIAL STATEMENTS.

None.

(b)      PRO FORMA FINANCIAL INFORMATION.

None.

(c)      EXHIBITS.


         2.1 Order confirming the Company's First Amended Joint Chapter 11 Plan of Reorganization Amended under Chapter 11 of the Bankruptcy Code, dated October 27, 1999.

         2.2 First Amended Joint Chapter 11 Plan of Reorganization of Marker International, DNR USA, Inc. and DNR North America, Inc., dated September 22, 1999.

         10.1 Amendment to the Asset Purchase Agreement, dated as of September 20, 1999, by and between Marker International, as seller, and Marker International GmbH, as buyer.


                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MARKER INTERNATIONAL


                                            By:  /S/  KEVIN HARDY
                                                 --------------------
                                                 Name:  Kevin Hardy
                                                 Title: Chief Financial Officer


Dated:  November 10, 1999

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                                  EXHIBIT INDEX

EXHIBIT NUMBER                      DESCRIPTION

       2.1 Order confirming the Company's First Amended Joint Chapter 11 Plan of Reorganization Amended under Chapter 11 of the Bankruptcy Code, dated October 27, 1999.

       2.2 First Amended Joint Chapter 11 Plan of Reorganization of Marker International, DNR USA, Inc. and DNR North America, Inc., dated September 22, 1999.

       10.1 Amendment to the Asset Purchase Agreement, dated as of September 20, 1999, by and between Marker International, as seller, and Marker International GmbH, as buyer.






901722v2


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